EXHIBIT 4

THIRD SUPPLEMENTAL SENIOR INDENTURE

BETWEEN

MORGAN STANLEY

(formerly known as MORGAN STANLEY DEAN WITTER & CO.)

AND

JPMORGAN CHASE BANK

(formerly known as THE CHASE MANHATTAN BANK), Trustee

Dated as of August 29, 2003

SUPPLEMENTAL TO AMENDED AND RESTATED SENIOR

INDENTURE DATED MAY 1, 1999, AS SUPPLEMENTED BY A FIRST

SUPPLEMENTAL SENIOR INDENTURE DATED AS OF SEPTEMBER 15,

2000 AND A SECOND SUPPLEMENTAL SENIOR INDENTURE DATED

AS OF OCTOBER 8, 2002

THIS THIRD SUPPLEMENTAL SENIOR INDENTURE dated as of August 29, 2003 between MORGAN STANLEY (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (the “Issuer”), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”),

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain Amended and Restated Senior Indenture dated as of May 1, 1999, as supplemented by a First Supplemental Senior Indenture dated as of September 15, 2000 and a Second Supplemental Senior Indenture dated as of October 8, 2002 (as so supplemented, the “Indenture”);

WHEREAS, the Issuer established and on May 5, 2003 issued its Medium-Term Notes, Series C, Senior Floating Rate Notes due May 5, 2006 (the “Notes”);

WHEREAS, Section 8.02 of the Indenture provides that, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities or Coupons, provided that no such action shall, among other things, extend the final maturity of any Security without the consent of the Holder of each Security so affected.

WHEREAS, the Issuer desires to modify certain provisions of the Notes, upon the receipt of consent of Holders of 100% of the Outstanding principal amount of the Notes, to reflect a modification in the maturity date of, and repayment obligations of the Issuer contained within, the Notes;

WHEREAS, the entry into this Third Supplemental Senior Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Senior Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE 1

SECTION 1.01. Amendment of the Notes. (i) The definition of Maturity Date within the Notes is hereby amended by deleting the existing definition and inserting in lieu thereof the following:

MATURITY DATE: See below.

(ii) The definition of Spread (Plus or Minus) within the Notes is hereby amended by deleting the clause beginning with the words “plus 0.10%” and ending with the words “the Maturity Date” and inserting in lieu thereof the following:

SPREAD (PLUS OR MINUS):	plus 0.10% per annum for the
Interest Reset Periods occurring from
and including May 5, 2004 to but
excluding the Extended Maturity
Date (defined below).

(iii) The definition of Optional Repayment Date(s) within the Notes is hereby amended by deleting the existing definition and inserting in lieu thereof the following:

OPTIONAL REPAYMENT DATE(S): N/A

(iv) The term “Optional Repayment” within the Notes is hereby deleted in its entirety.

(v) The term “Optional Repayment Exercise Date” within the Notes is hereby deleted in its entirety.

(vi) The term “Original Maturity Date” is hereby added to the table on the face of the Notes and defined as follows:

ORIGINAL MATURITY DATE: May 5, 2004

(vii) The term “Extended Maturity Date” is hereby added to the table on the face of the Notes and defined as follows:

EXTENDED MATURITY DATE: May 5, 2006

(viii) The provision entitled “Extension at Maturity” is hereby added to the table on the face of the Notes and shall read as follows:

The holder of this Note may elect to extend the maturity of this Note or a portion thereof equal to $1,000 or an integral multiple thereof from the Original Maturity Date of May 5, 2004 to the Extended Maturity Date of May 5, 2006 by giving irrevocable written notice duly provided to the Trustee as described below; provided that notice of such extension is provided no less than five, and no more than twenty, Business Days prior to the Original Maturity Date. In order for the holder of this Note to so extend the maturity date, the Trustee must timely receive, through normal clearing system channels:

(i) this Note with the form entitled “Election to Extend Maturity” on the reverse of this Note duly completed; or

(ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the principal amount hereof to be extended, the certificate number of this Note or a description of this Note’s tenor and terms, a statement that the option to elect to extend the maturity is being exercised thereby and a guarantee that this Note to be extended, together with the form entitled “Election to Extend Maturity” on the reverse of this Note duly completed, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth Business Day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of, or the failure to timely exercise, such election to extend the maturity of this Note or a portion thereof by the holder hereof shall be irrevocable and shall be binding on any subsequent holder of this Note.

(ix) The form entitled “Option to Elect Repayment” on the reverse of the Notes is hereby deleted in its entirety and the following is inserted in lieu thereof:

ELECTION TO EXTEND MATURITY

The undersigned hereby irrevocably requests and instructs the Issuer to extend the maturity of the within Note (or portion thereof specified below) pursuant to its terms from the Original Maturity Date to the Extended Maturity Date.

If the maturity of less than the entire principal amount of the within Note is to be extended, specify the portion thereof ($1,000 or integral multiples thereof) which the holder elects to have extended:                     .

Dated:

NOTICE: The signature on this
Election to Extend Maturity must
correspond with the name as written
on the face of the within instrument
in every particular without alteration
or enlargement.

(x) The following Schedule A is hereby added to the reverse of the Notes as follows:

SCHEDULE OF EXTENSIONS

The initial principal amount of this Note is $400,000,000. The election to extend the maturity of this Note has been made on May 5, 2004 in the principal amounts listed below:

Principal Amount Extended	Notation Made by or on Behalf of the Trustee

SECTION 1.02. Exchange of the Notes. The Trustee is authorized to exchange the original certificate dated May 5, 2003 evidencing the Notes for the duly executed and authenticated certificate evidencing the amended terms of the Notes. Upon such exchange, the Trustee shall promptly cancel and dispose of such original Note in accordance with Section 2.10 of the Indenture. Failure to exchange such original Note for such amended Note in accordance with this Section will not impair the validity of or otherwise affect the Note, as amended.

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 2.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Third Supplemental Senior Indenture.

SECTION 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

SECTION 2.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

SECTION 2.04. GOVERNING LAW. This Third Supplemental Senior Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

SECTION 2.05. Counterparts. This Third Supplemental Senior Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 2.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Senior Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Senior Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of August 29, 2003.

MORGAN STANLEY (formerly known as Morgan Stanley Dean Witter & Co.)
[CORPORATE SEAL]
		By:	/s/ Jai Sooklal
		Name:	Jai Sooklal
		Title:	Assistant Treasurer
Attest:

By:	/s/ Martin M. Cohen
Assistant Secretary
JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), TRUSTEE
[CORPORATE SEAL]
		By:	/s/ Albert Mari
		Name:	Albert Mari
		Title:	Vice President
Attest:

By:	/s/ Tai B. Lee
Vice President